Exhibit 10.2

16 Yankee Candle Way — P.O. Box 110 — South Deerfield, MA 01373-0110
FOR IMMEDIATE RELEASE

Contact:	Susan Stockman (413) 665-8306
YANKEE CANDLE NAMES RICHARD R. RUFFOLO
SENIOR VICE PRESIDENT, MARKETING AND INNOVATION
Brings Strong Leadership to Innovation, Product Development, and Brand Stewardship
South Deerfield, Mass — September 7, 2005 — The Yankee Candle Company, Inc. (“Yankee Candle” or the “Company”) (NYSE:YCC), the leading designer, manufacturer, wholesaler and retailer of premium scented candles, today announced that Richard R. Ruffolo has joined the Company as Senior Vice President, Marketing and Innovation.
Mr. Ruffolo joins Yankee Candle from the Bath & Body Works Division of Limited Brands, Inc., where he most recently served as Vice President and Category Leader. Prior to joining Bath & Body Works in 1998 he served as Category Director, Glade Candles for S.C. Johnson & Son, Inc. Mr. Ruffolo also previously held brand management positions with The Proctor & Gamble Company and Ralston-Purina Company.
“We are very pleased to have Rick join our executive leadership team and we look forward to his many contributions as we invest in growing our business with innovation and marketing,” said Harlan Kent, President of Yankee Candle. “Yankee Candle’s success is based on innovative products and strong brand equity. Rick brings proven experience in leading the development, commercialization and marketing of new products and new brands. His background with leading consumer packaged goods companies; as well as a leading specialty retailer, position him well for our multi-channel business model. Rick has worked in the candle and home fragrance category for the last ten years, and has developed keen insights into consumer behavior. His strong leadership skills will enable him to build effective teams and processes to leverage the power of the Yankee Candle brand.”

“This is a great opportunity to be joining Yankee Candle at such an exciting time,” said Mr. Ruffolo. “I have always admired the company’s focus on marketing high quality products and building the Yankee Candle brand equity. I look forward to working with the entire management team to profitably build the business with innovative new products and effective brand stewardship.”
About The Yankee Candle Company, Inc.
The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles in the giftware industry. Yankee has a 35 year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts. The Company sells its products through a North American wholesale customer network of approximately 16,200 store locations, a growing base of Company owned and operated retail stores (359 located in 43 states as of July 2, 2005), direct mail catalogs, its Internet website (www.yankeecandle.com), international distributors and to a European wholesale customer network of approximately 2,200 store locations (through its distribution center located in Bristol, England).
This press release may contain certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation reform Act of 1995. Forward-looking statements include but are not limited to any statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events. Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: the current economic conditions in the United States as a whole and the continuing weakness in the retail environment; the risk that we will be unable to maintain our historical growth rate; the effects of competition from others in the highly competitive giftware industry; our ability to anticipate and react to industry trends and changes in consumer demand; our dependence upon our senior executive officers; the risk of loss of our manufacturing and distribution facilities; the impact on our stock price of seasonal, quarterly and other fluctuations in our business; and other factors described or contained in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K on file with the Securities and Exchange Commission. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.
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